Exhibit 99.07
Southern Company
Financial Overview
As Reported
(In Millions of Dollars)

	Three Months Ended June			Year-to-Date June
	2016	2015	% Change	2016	2015	% Change
Consolidated –
Operating Revenues	$4,453	$4,337	2.7%	$8,431	$8,520	(1.0)%
Earnings Before Income Taxes	950	945	0.5%	1,669	1,745	(4.4)%
Net Income Available to Common	638	629	1.4%	1,123	1,138	(1.3)%

Alabama Power –
Operating Revenues	$1,444	$1,455	(0.8)%	$2,776	$2,856	(2.8)%
Earnings Before Income Taxes	358	329	8.8%	621	621	—%
Net Income Available to Common	211	200	5.5%	367	369	(0.5)%

Georgia Power –
Operating Revenues	$2,051	$2,016	1.7%	$3,923	$3,994	(1.8)%
Earnings Before Income Taxes	565	462	22.3%	998	842	18.5%
Net Income Available to Common	347	277	25.3%	616	513	20.1%

Gulf Power –
Operating Revenues	$365	$384	(4.9)%	$700	$741	(5.5)%
Earnings Before Income Taxes	61	59	3.4%	112	121	(7.4)%
Net Income Available to Common	34	35	(2.9)%	63	72	(12.5)%

Mississippi Power –
Operating Revenues	$277	$275	0.7%	$533	$552	(3.4)%
Earnings Before Income Taxes	29	66	(56.1)%	30	105	(71.4)%
Net Income Available to Common	28	49	(42.9)%	39	84	(53.6)%

Southern Power –
Operating Revenues	$373	$337	10.7%	$688	$684	0.6%
Earnings Before Income Taxes	60	53	13.2%	87	98	(11.2)%
Net Income Available to Common	89	46	93.5%	139	79	75.9%

Note
- All figures in this earnings release are preliminary and remain subject to the completion of normal quarter-end accounting procedures and adjustments, which could result in changes to these preliminary results. In addition, certain classifications and rounding may be different from final results published in the Form 10-Q.